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As filed with the Securities and Exchange Commission on February 22, 2021

Registration No. 333-253122

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTAGAS LTD.
(Exact name of Registrant as specified in its charter)

Canada
(Province or other jurisdiction of
incorporation or organization)

1311; 4923
(Primary Standard Industrial
Classification Code Number)

N/A
(I.R.S. Employer Identification Number)

AltaGas Ltd., 1700, 355 — 4th Avenue, S.W. Calgary, Alberta, Canada, T2P 0J1, (403) 691-7575
(Address and telephone number of Registrant's principal executive offices)

AltaGas Services (U.S.) Inc.
1000 Maine Ave SW
Washington, DC 20024
(703) 750-4400
(Name, address, and telephone number of agent for service in the United States)

Copies to:
Randall L. Crawford President & Chief Executive Officer AltaGas Ltd. 1700, 355 — 4th Avenue S.W. Calgary, Alberta, Canada T2P 0J1 (403) 691-7575	Robert F. Gray, Jr. Ruchira Podali Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas U.S.A., 77002 (713) 238-3000	Alyson Goldman McCarthy Tétrault LLP 4000, 421 — 7th Avenue S.W. Calgary, Alberta, Canada T2P 4K9 (403) 260-3500

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement is declared effective.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

           It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check appropriate box below):
1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐

Pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☒

Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box:    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per Security(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)

Debt Securities

Preferred Shares

Total	U.S.$2,000,000,000	100%	U.S.$2,000,000,000	U.S.$218,200

(1)
There are being registered under this registration statement on Form F-10 such indeterminate number of debt securities and preferred shares of AltaGas Ltd. (the "Registrant") as shall have an aggregate initial offering price not to exceed U.S.$2,000,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(2)
Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this registration statement. Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this registration statement.
(3)
U.S.$249,000 was previously paid in connection with the Registrant's registration statement on Form F-10 (File No. 333-225606) and an additional U.S.$10,600 was paid in connection with the Registrant's registration statement on Form F-10 (File No. 333-235922), originally filed with the U.S. Securities and Exchange Commission (the "Commission") on June 13, 2018 and January 15, 2020, respectively (collectively, the "Prior Registration Statements"). U.S.$2,000,000,000 of securities remain unsold from the Prior Registration Statements. Consequently, pursuant to Rule 457(p) under the Securities Act, U.S.$259,600 paid in connection with the Prior Registration Statements is available to be offset against the filing fee due in connection with this Registration Statement. Accordingly, no additional registration fee has been paid with respect to this Registration Statement and U.S.$41,400 of the unused registration fee associated with the Prior Registration Statements remains to be applied to future filings.
(4)
Previously paid.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

I-1

ALTAGAS LTD.

US$2,000,000,000

Debt Securities
Preferred Shares

AltaGas Ltd. ("AltaGas") may from time to time offer and issue the following securities: (i) notes or other types of unsecured debt securities which may be issuable in series (collectively, "Debt Securities"); and (ii) preferred shares in series in the capital of AltaGas ("Preferred Shares" and, together with the Debt Securities, the "Securities"), or any combination thereof, up to an aggregate amount of US$2,000,000,000 (or its equivalent in any other currency used to denominate the Securities) during the 25-month period that this short form base shelf prospectus (this "Prospectus"), including any amendments hereto, remains effective.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AltaGas is permitted, under a multijurisdictional disclosure system adopted by the United States (the "U.S.") and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective purchasers should be aware that such requirements are different from those of the U.S. The financial statements included or incorporated herein by reference have been prepared in accordance with accounting principles generally accepted in the U.S. ("U.S. GAAP") and are subject to Canadian and U.S. auditing and auditor independence standards.

Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and Canada. Such tax consequences for purchasers who are resident in, or citizens of, the U.S. may not be described fully herein or in any applicable prospectus supplement (as hereinafter defined). You should read the tax discussion under "Certain Income Tax Considerations" herein and the tax discussion in any applicable prospectus supplement.

The enforcement by purchasers of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that AltaGas is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some of the experts named in this Prospectus are residents of Canada and that a substantial portion of the assets of AltaGas and said persons are located outside the U.S. See "Enforcement of Civil Liabilities".

The Securities may be offered for sale separately or in combination with one or more other Securities, in amounts, at prices and on terms to be determined based on market conditions and other factors AltaGas may deem relevant at the time of sale and set forth in an accompanying shelf prospectus supplement (a "prospectus supplement").

The specific terms of any offering of Securities will be set forth in a prospectus supplement including, where applicable: (i) in the case of Debt Securities, the specific designation of the Debt Securities, any limit on the aggregate principal amount or number of the Debt Securities, the currency, the issue and delivery date, the maturity date, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Debt Securities will bear interest, the interest rate or method of determining the interest rate, the interest payment date(s), any terms of redemption, any conversion or exchange rights, the repayment terms, the form (either global or definitive), whether the payment on the Debt Securities will be senior or subordinated to AltaGas' other liabilities and obligations, the authorized denominations and any other specific terms; and (ii) in the case of Preferred Shares, the designation of the particular series, the number of Preferred Shares offered, the offering price or the manner of determining the offering price, any voting rights, the dividend rate, the dividend payment dates, and terms for redemption at the option of AltaGas or the holder, any exchange or conversion terms and any other specific terms. A prospectus supplement may include other specific terms pertaining to the Securities which are not within the options and parameters set forth in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this Prospectus. A prospectus supplement containing the specific terms of any offered Securities and other information relating to the offered Securities will be delivered to prospective purchasers of such offered Securities, together with this Prospectus, and will be deemed to be incorporated by reference into this Prospectus for the purpose of securities legislation as of the date of such prospectus supplement and only for the purpose of the offering of such Securities to which the prospectus supplement pertains.

AltaGas may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. See "Plan of Distribution". The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by AltaGas in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the type of security being offered, the public offering price (or the manner of determination thereof if offered on a non-fixed price basis), the method of distribution of such Securities, the proceeds to AltaGas and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

In connection with any offering of Securities and subject to applicable laws, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution". No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The common shares of AltaGas (the "Common Shares") are listed on the Toronto Stock Exchange (the "TSX") under the symbol "ALA", the cumulative redeemable 5-year rate reset Preferred Shares, Series A of AltaGas (the "Preferred Shares, Series A") are listed on the TSX under the symbol "ALA.PR.A", the cumulative redeemable floating rate preferred shares, Series B of AltaGas (the "Preferred Shares, Series B") are listed on the TSX under the symbol "ALA.PR.B", the cumulative redeemable 5-year rate reset Preferred Shares, Series C of AltaGas (the "Preferred Shares, Series C") are listed on the TSX under the symbol "ALA.PR.U", the cumulative redeemable 5-year rate reset Preferred Shares, Series E of AltaGas (the "Preferred Shares, Series E") are listed on the TSX under the symbol "ALA.PR.E", the cumulative redeemable 5-year rate reset Preferred Shares, Series G of AltaGas (the "Preferred Shares, Series G") are listed on the TSX under the symbol "ALA.PR.G", the cumulative redeemable floating rate preferred shares, Series H (the "Preferred Shares, Series H") are listed on the TSX under the symbol "ALA.PR.H" and the cumulative redeemable 5-year rate reset Preferred Shares, Series K of AltaGas (the "Preferred Shares, Series K") are listed on the TSX under the symbol "ALA.PR.K". Any offering of Securities would be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any prospectus supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

Investing in the Securities involves risk. It is important for a purchaser to consider the particular risk factors that may affect AltaGas and the industry in which it is investing. See, for example, the risk factors set out under the "Risk Factors" section on pages 55 to 69 of the AIF (as hereinafter defined). This section also describes AltaGas' assessment of those risk factors, as well as the potential consequences to a purchaser if a risk should occur. The risk factors identified under the heading "Note Regarding Forward-Looking Information and Statements" in this Prospectus and any other risk factors identified in documents incorporated by reference herein should also be carefully reviewed and evaluated by prospective purchasers before purchasing Securities offered hereunder.

AltaGas' head and registered offices are located at 1700, 355 — 4th Avenue S.W., Calgary, Alberta T2P 0J1.

The date of this prospectus is February 22, 2021.

iii

ABOUT THIS PROSPECTUS

        Prospective purchasers should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable prospectus supplement. AltaGas has not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with different or inconsistent information, prospective purchasers should not rely on it. AltaGas will offer to sell, and seek offers to buy, Securities only in jurisdictions where offers and sales are permitted. Prospective purchasers should assume that the information appearing in this Prospectus, any applicable prospectus supplement or any information AltaGas has previously filed with securities commissions or similar authorities in Canada and the U.S. that is incorporated in this Prospectus by reference, is accurate as of their respective dates only. AltaGas' business, financial condition, results of operations and prospects may have changed since those dates.

        In this Prospectus, and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. References to "dollars" or "$" are to the lawful currency of Canada. References to "U.S. dollars" or "US$" are to the lawful currency of the U.S.

        The following table sets forth, for each of the periods indicated, the exchange rate, the average exchange rate and the high and low exchange rates of one U.S. dollar in exchange for Canadian dollars as reported by the Bank of Canada. On February 19, 2021, the exchange rate as reported by the Bank of Canada was US$1.00 = $1.2614. All Bank of Canada exchange rates are indicative rates only, derived from averages of transaction prices and price quotes from financial institutions. As such, they are intended to be broadly indicative of market prices at the time of publication but do not necessarily reflect the rates at which actual market transactions have been or could be conducted. They may differ from the rates provided by financial institutions and other market sources. Bank of Canada exchange rates are released for statistical and analytical purposes only and are not intended to be used as the benchmark rate for executing foreign exchange trades. The accuracy or completeness of these exchange rates cannot be guaranteed.

	Year ended December 31
	2020	2019	2018
High	1.4496	1.3600	1.3642
Low	1.2718	1.2988	1.2288
Average(1)	1.3415	1.3269	1.2957
Period End	1.2732	1.2988	1.3642

Note:

(1)
The average of the exchange rates on the last day of each month during the applicable period.

        Unless otherwise indicated, all financial information incorporated by reference in this Prospectus has been prepared in accordance with U.S. GAAP.

        This Prospectus provides a general description of the Securities that AltaGas may offer. Each time AltaGas offers and sells Securities under this Prospectus, AltaGas will provide prospective purchasers with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this Prospectus. Before investing in any Securities, prospective purchasers should read both this Prospectus and any applicable prospectus supplement together with additional information described below under "Documents Incorporated by Reference".

        All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more prospectus supplements that will be made available together with this Prospectus.

        For an explanation of certain terms and abbreviations used in this Prospectus, reference is made to the "Glossary" beginning on page 21 of this Prospectus.

 NON-U.S. GAAP FINANCIAL MEASURES

        Certain information presented in, or incorporated by reference into, this Prospectus contains references to certain financial measures that do not have a standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other entities. Purchasers are cautioned that these non-U.S. GAAP measures should not be construed as an alternative to net earnings or other measures of financial performance calculated in accordance with U.S. GAAP.

        These non-U.S. GAAP measures, including "normalized EBITDA", "normalized Net Income", "normalized Funds from Operations (FFO)", "normalized adjusted funds from operations (AFFO)", "normalized utility adjusted funds from operations (UAFFO)", "net debt" and "net debt to total capitalization ratio", have the meanings set out in the 2020 Q3 MD&A (as hereinafter defined) which is incorporated by reference herein. The specific rationale for, and incremental information associated with (including a reconciliation to the most directly comparable measure calculated in accordance with U.S. GAAP), each non-U.S. GAAP measure is also discussed therein.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference herein contain "forward-looking information" and "forward-looking statements" within the meaning of Canadian and U.S. securities laws (collectively, "forward-looking statements").

        In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to "Forward-Looking Information and Statements" in the AIF, "Management's Discussion and Analysis" in the 2019 MD&A (as hereinafter defined), "Advisories — Forward Looking Information" in the Information Circular (as hereinafter defined) and "Management's Discussion and Analysis" in the Q3 2020 MD&A, as well as to the advisories section of any documents incorporated by reference in this prospectus that are filed after the date hereof.

        Forward-looking statements may be identified by words like "may", "can", "would", "could", "should", "will", "intend", "plan", "anticipate", "believe", "aim", "seek", "propose", "contemplate", "estimate", "focus", "strive", "forecast", "expect", "project", "target", "potential", "objective", "continue", "outlook", "vision", "opportunity" and similar expressions suggesting future events or future performance, as they relate to AltaGas or an affiliate of AltaGas. In particular, this Prospectus contains forward-looking statements with respect to, among other things, business objectives, expected growth, results of operations, performance, business projects and opportunities and financial results.

        Forward-looking statements in this Prospectus include references to the potential use of proceeds of offerings hereunder. In addition, all other statements and information that address expectations or projections about the future, and other statements and information about AltaGas' strategy for growth, expected and future expenditures or investment decisions, acquisition plans, operating and financial results, future financing and capital activities, and the expected impact of such matters are forward-looking statements.

        These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or achievements to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements reflect AltaGas' current expectations, estimates and projections based on certain material facts and assumptions at the time the statement was made. The material assumptions in making these forward-looking statements are disclosed in the AIF and the 2019 MD&A, as may be modified or superseded by documents incorporated or deemed to be incorporated by reference in this Prospectus and comparable sections in the 2020 Q3 MD&A, and include: expected commodity supply, demand and pricing; volumes and rates; exchange rates; inflation; interest rates; credit ratings; regulatory approvals and policies; future operating and capital costs; project completion dates; capacity expectations; implications of recent U.S. tax legislation changes; and the outcomes of significant commercial contract negotiation.

        AltaGas' forward-looking statements are subject to certain risks and uncertainties which could cause results or events to differ from current expectations, including, without limitation: health and safety risks, including with respect to the COVID-19 pandemic; access to capital and increased borrowing costs; condition and overall strength of the global economy; changes in energy consumption by consumers, fluctuations in commodity prices, interest rates and stock market volatility; changes in AltaGas' credit ratings; foreign exchange risk; ability to service debt; market value of AltaGas' securities; AltaGas' ability to pay dividends; risks in AltaGas' growth strategy; issuance of additional shares; volume throughput and the impacts of commodity pricing, supply, composition and other market risks; counterparty credit risk; dependence on third parties; natural gas supply risk; changes in law; legislative and regulatory environment and decisions; AltaGas' ability to economically and safely develop, contract and operate assets; potential litigation; cybersecurity risks; AltaGas' relationships with external stakeholders, including Indigenous stakeholders; available electricity prices; interest rate risk; underinsured losses; weather, hydrology and climate changes; the potential for service interruptions; AltaGas' ability to update infrastructure on a timely basis; effects of decommissioning, abandonment and reclamation costs; impact of labor relations and reliance on key personnel; availability of biomass fuel; and the other factors discussed under the heading "Risk Factors" in this Prospectus and in the AIF incorporated herein by reference.

        Many factors could cause AltaGas' or any of its business segment's actual results, performance or achievements to vary from those described in this Prospectus and the documents incorporated by reference herein, including, without limitation, those listed above and the assumptions upon which they are based proving incorrect. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described in this Prospectus and the documents incorporated by reference herein as intended, planned, anticipated, believed, sought, proposed, estimated, forecasted, expected, projected or targeted and such forward-looking statements included in this Prospectus and the documents incorporated by reference herein should not be unduly relied upon. The impact of any one assumption, risk, uncertainty or other factor on a particular forward-looking statement cannot be determined with certainty because they are interdependent and AltaGas' future decisions and actions will depend on management's assessment of all information at the relevant time. Such forward-looking statements speak only as of the date of this Prospectus or as of the date specified in the documents incorporated by reference herein, as the case may be. AltaGas does not intend, and does not assume any obligation, to update these forward-looking statements except as required by law. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by these cautionary statements and any cautionary statement included in the documents incorporated by reference herein.

        Financial outlook information contained in this Prospectus and the documents incorporated by reference herein about prospective results of operations, financial position or cash flow is based on assumptions about future events, including economic conditions and proposed courses of action, based on management's assessment of the relevant information available as of the date of this Prospectus or as of the date specified in the documents incorporated by reference herein, as the case may be. Readers are cautioned that such financial outlook information contained in this Prospectus and the documents incorporated by reference herein should not be used for purposes other than for which it is disclosed herein or therein, as the case may be.

        Neither AltaGas' independent auditor nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial outlook information incorporated by reference in this Prospectus, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial outlook information.

PRESENTATION OF FINANCIAL INFORMATION

        The financial statements of AltaGas incorporated by reference in this Prospectus are reported in Canadian dollars and have been prepared in accordance with U.S. GAAP.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada and with the SEC in the U.S. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Executive Vice President and Chief Legal Officer of AltaGas at 1700, 355 — 4th Avenue S.W., Calgary, Alberta T2P 0J1, Telephone: (403) 691-7575. These documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed at www.sedar.com or the Electronic Data Gathering and Retrieval System (EDGAR) which can be accessed at www.sec.gov.

        The following documents filed by AltaGas with the various provincial securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated into and form an integral part of this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus:

(a)	the annual information form of AltaGas dated February 27, 2020 for the year ended December 31, 2019 (the "AIF");
(b)
the audited consolidated financial statements of AltaGas and notes thereto as at and for the years ended December 31, 2019 and 2018 together with the auditors' report thereon, and management's discussion and analysis of results of operations and financial condition for the year ended December 31, 2019 (the "2019 MD&A");
(c)
the unaudited consolidated financial statements of AltaGas and notes thereto as at and for the three and nine months ended September 30, 2020, and management's discussion and analysis of results of operations and financial condition for the three and nine months ended September 30, 2020 (the "2020 Q3 MD&A");
(d)	the management information circular dated March 12, 2020 relating to the annual meeting of holders of Common Shares held on May 1, 2020 (the "Information Circular");
(e)	the management information circular dated March 21, 2019 relating to the annual and special meeting of holders of Common Shares held on May 2, 2019; and
(f)
the material change report dated October 26, 2020 in respect of the agreement among AltaGas Idemitsu Joint Venture Limited Partnership, SAM Holdings Ltd. and Petrogas Energy Corp. ("Petrogas") pursuant to which AltaGas indirectly acquired an additional 37% of Petrogas' equity for approximately $715 million and additional contingent consideration of up to $16 million.

        Any material change reports (except confidential material change reports), unaudited interim comparative consolidated financial statements and accompanying management's discussion and analysis, audited comparative consolidated financial statements and the auditors' report thereon, information circulars, annual information forms, business acquisition reports and prospectus supplements disclosing additional or updated information, filed by AltaGas with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus and before the termination of an offering, are deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC by AltaGas after the date of this Prospectus on a periodic report on Form 6-K or annual report on Form 40-F, such report shall also be deemed to be incorporated by reference into this Prospectus and into, and as an exhibit to, the registration statement of which this Prospectus forms a part; however, in the case of a periodic report on Form 6-K, it shall be deemed to be incorporated only if and to the extent expressly provided in such report. AltaGas' reports on Form 6-K and its annual report on Form 40-F will be available on the SEC's website at www.sec.gov.

        Upon a new annual information form and related audited annual consolidated financial statements and accompanying management's discussion and analysis being filed by AltaGas with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous audited annual consolidated financial statements and accompanying management's discussion and analysis, all unaudited interim consolidated financial statements and accompanying management's discussion and analysis and material change reports filed by AltaGas prior to the commencement of AltaGas' financial year in which the new annual information form is filed, all information circulars relating to an annual meeting filed prior to the beginning of the financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        Upon unaudited interim consolidated financial statements and accompanying management's discussion and analysis being filed by AltaGas with the applicable securities regulatory authorities during the currency of this Prospectus, all unaudited interim consolidated financial statements and accompanying management's discussion and analysis filed prior to the new unaudited interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        Upon a new information circular relating to an annual meeting of AltaGas shareholders being filed by AltaGas with the applicable securities regulatory authorities during the term of this Prospectus, the information circular for the preceding annual meeting of AltaGas shareholders shall no longer be deemed to be incorporated by reference into this Prospectus for purposes of future offers of Securities hereunder. Upon a new annual information form being filed by us with the applicable securities regulatory authorities during the term of this Prospectus for which the related annual consolidated financial statements include at least nine months of financial results of an acquired business for which a business acquisition report was filed by AltaGas and incorporated by reference into this Prospectus, such business acquisition report shall no longer be deemed to be incorporated into this Prospectus for the purpose of future offers of Securities hereunder.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document (or part thereof) which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

        In addition, certain "marketing materials" (as defined in National Instrument 41-101 — General Prospectus Requirements ("NI 41-101")) may be used in connection with a distribution of Securities. Any "template version" (as defined in NI 41-101) of any marketing materials filed after the date of a prospectus supplement and before the termination of the distribution of the Securities offered pursuant to such prospectus supplement (together with this Prospectus) will be deemed to be incorporated by reference in such prospectus supplement for the purposes of the distribution of Securities to which the supplement pertains.

        Updated earnings coverage ratios will be filed quarterly with applicable securities regulatory authorities either as prospectus supplements or as exhibits to AltaGas' unaudited interim consolidated financial statements and audited annual consolidated financial statements and will be deemed to be incorporated by reference in this Prospectus.

        A prospectus supplement containing the specific terms of any offered Securities and other information relating to the offered Securities will be delivered to prospective purchasers of such offered Securities, together with this Prospectus, and will be deemed to be incorporated by reference into this Prospectus for the purpose of securities legislation as of the date of such prospectus supplement and only for the purpose of the offering of such offered Securities to which the prospectus supplement pertains.

 THIRD PARTY SOURCES AND INDUSTRY DATA

        This Prospectus, together with the documents incorporated by reference in this Prospectus (including any prospectus supplement containing the specific terms of any offered Securities and other information relating to the offered Securities), contains or may contain information from publicly available third party sources as well as industry data prepared by management on the basis of its knowledge of the industry in which AltaGas operates (including management's estimates and assumptions relating to the industry based on that knowledge). Management's knowledge of the regulated utility, midstream and power industries and the energy infrastructure sector generally has been developed through its experience and participation in the industry. Management believes that its industry data is accurate and that its estimates and assumptions are reasonable, but AltaGas has not independently verified the accuracy or completeness of this data. Third-party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but AltaGas has not independently verified the accuracy or completeness of included information. Although management believes it to be reliable, AltaGas has not independently verified any of the data from third-party sources referred to in this Prospectus (including any prospectus supplement containing the specific terms of any offered Securities and other information relating to the offered Securities) or analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic assumptions relied upon or referred to by such sources.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents listed herein under the heading "Documents Incorporated by Reference"; (ii) the consent of Ernst & Young LLP; (iii) certain powers of attorney; (iv) a form of the Indenture; and (v) the Statement of Eligibility of the Trustee on Form T-1.

WHERE TO FIND MORE INFORMATION

        AltaGas has filed with the SEC under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), a registration statement on Form F-10 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement" above. Statements included or incorporated by reference in this Prospectus as to the contents of any contract, agreement or other document referred to are summaries of certain material provisions thereof and are not necessarily complete, and in each instance, reference is made to the exhibit, if applicable, for a more complete description of the relevant matter. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC's website at www.sec.gov.

        AltaGas is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the U.S. Prospective purchasers may read and copy any document AltaGas has filed with the SEC at the SEC's public reference room in Washington D.C. and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Additionally, prospective purchasers may read and download the documents AltaGas has filed with the SEC's Electronic Data Gathering and Retrieval system at www.sec.gov.

 ALTAGAS LTD.

General

        AltaGas is a corporation amalgamated under the Canada Business Corporations Act. AltaGas' head and registered offices are located at 1700, 355 — 4th Avenue S.W., Calgary, Alberta T2P 0J1. AltaGas' fiscal year-end is December 31.

Overview of the Business

        AltaGas is a North American energy infrastructure company that connects NGL and natural gas to domestic and global markets. The Corporation's long-term strategy is to grow in attractive areas across its Utilities and Midstream business segments seeking optimal capital deployment. In the Midstream business, the Corporation is focused on optimizing the full value chain of energy exports by providing producers with solutions, including global market access via the Corporation's footprint in the Montney region. In the Utilities business, the Corporation seeks to grow through rate base investment and the use of accelerated rate recovery programs, while providing effective and cost-efficient service for customers.

        AltaGas has two operating segments: Utilities and Midstream. All other assets are included in the Corporate/Other segment. AltaGas' operating segments include the following:

  •
  Utilities, which serves approximately 1.7 million customers with a rate base of approximately US$4.3 billion through ownership of regulated natural gas distribution utilities across five jurisdictions in the United States and two regulated natural gas storage utilities in the United States, delivering clean and affordable natural gas to homes and businesses. The Utilities business also includes storage facilities and contracts for interstate natural gas transportation and storage services, as well as the affiliated retail energy marketing business, which serves approximately 0.5 million customers; and

  •
  Midstream, which includes a 70 percent interest in the Ridley Island Propane Export Terminal and an approximate 74 percent interest in the Ferndale terminal, allowing AltaGas to leverage its assets along the energy value chain in Western Canada and the Western United States including natural gas gathering and processing, NGL extraction and fractionation, and natural gas and NGL marketing. The Midstream segment also includes transmission, storage, and an interest in a regulated pipeline in the Marcellus/Utica gas formation in the northeastern United States. Upon close of the acquisition of Petrogas, the Midstream business also includes a 74 percent interest in Petrogas' other operations, which include marketing and distribution, terminals, wellsite fluids and fuels, and trucking and liquids handling.

        The Corporate/Other segment consists of AltaGas' corporate activities and a small portfolio of remaining power assets.

        See "Business of the Corporation — Utilities Business" and "— Midstream Business" in the AIF which is incorporated by reference in this Prospectus, for a description of the business and operations of AltaGas and the operating subsidiaries of AltaGas.

CONSOLIDATED CAPITALIZATION

        Since September 30, 2020, on a consolidated basis there have been no material changes in the share and loan capital of AltaGas other than: (i) the issuance and sale by AltaGas on November 30, 2020 of $500 million aggregate principal amount of 2.075% medium term notes, series 22, due May 30, 2028 (the "Series 22 Notes") and the use of the net proceeds therefrom; and (ii) the issuance and sale by AltaGas on November 30, 2020 of $200 million aggregate principal amount of 2.477% medium term notes, series 23, due November 30, 2030 (the "Series 23 Notes") and the use of the net proceeds therefrom. The net proceeds from the sale of the Series 22 Notes and the Series 23 Notes were used to pay down existing indebtedness, including, without limitation, indebtedness under AltaGas' credit facility, to fund the redemption of all of the Preferred Shares, Series I for an aggregate redemption price of $200 million and for general corporate purposes. There are an aggregate of 279,533,433 Common Shares issued and outstanding as at the date hereof.

USE OF PROCEEDS

        The net proceeds to be derived from the sale of Securities by AltaGas will be the issue price less any commission paid in connection therewith and expenses relating to the particular offering of Securities. Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, to repay indebtedness and to fund capital expenditures. The amount of net proceeds to be used for any such purpose will be set forth in a prospectus supplement. AltaGas may invest funds which it does not immediately use, including in short-term investment grade securities.

        AltaGas may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

EARNINGS COVERAGE

        Earnings coverage ratios will be provided as required in the applicable prospectus supplement(s) with respect to any offering and sale of Debt Securities or Preferred Shares pursuant to this Prospectus.

DESCRIPTION OF SECURITIES

        The following description sets forth certain general terms and provisions of the Securities. AltaGas may issue Securities either separately or together with or upon the conversion of or in exchange for other securities. The particular terms and provisions of each series of Securities AltaGas may offer will be described in greater details in the related prospectus supplement and which may provide information that is different from this Prospectus. AltaGas reserves the right to include in a prospectus supplement specific variable terms pertaining to the Securities that are not within the descriptions set forth in this Prospectus.

        The authorized capital of AltaGas consists of an unlimited number of Common Shares and such number of Preferred Shares issuable in series at any time as have aggregate voting rights either directly or on conversion or exchange that in the aggregate represent less than 50% of the voting rights attaching to the then issued and outstanding Common Shares. The material rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class are summarized below. AltaGas' complete articles and by-laws have been filed with the Canadian securities regulatory authorities on SEDAR at www.sedar.com.

Debt Securities

        In this section, the term "AltaGas" refers only to AltaGas Ltd. and not to its subsidiaries, any partnerships involving AltaGas or any joint ventures in which AltaGas is a joint venturer. The following description sets forth certain general terms and provisions of the Debt Securities. AltaGas will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. Prospective purchasers should rely on information in the applicable prospectus supplement and the Indenture (as hereinafter defined) if it is different from the following information.

        The Debt Securities will be issued under an indenture between AltaGas and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee") (the indenture as amended and supplemented, the "Indenture"). The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A form of the Indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part and is available as described above under "Where to Find More Information". The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete. This Prospectus, together with the prospectus supplement in respect of the offering of any particular Debt Securities, will collectively set forth the material terms of the Debt Securities and the material terms and conditions of the Indenture applicable thereto.

        AltaGas may issue debt securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued under the Indenture. It provides that Debt Securities will be in registered form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Material Canadian and U.S. federal income tax considerations applicable to any Debt Securities, and special tax considerations applicable to the Debt Securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in a prospectus supplement relating to the applicable offering of Debt Securities.

        The prospectus supplement will set forth the following terms relating to the Debt Securities being offered:

  •
  the title of the Debt Securities of the series;

  •
  any limit upon the aggregate principal amount of the Debt Securities of the series;

  •
  the party to whom any interest on a Debt Security of the series shall be payable, if other than the person in whose name the Debt Securities are registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal of (and premium, if any, on) any Debt Securities of the series is payable, or the method by which such date or dates will be determined or extended;

  •
  the rate or rates at which the Debt Securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which interest will be payable and the regular record date for interest payable on any interest payment date;

  •
  the place or places where principal and any premium and interest are payable;

  •
  the period or periods if any within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which any Debt Securities of the series may be redeemed, in whole or in part, at the option of AltaGas;

  •
  the obligation, if any, of AltaGas to redeem or purchase any Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the terms and conditions upon which Debt Securities of the series may be redeemed or purchased, in whole or in part pursuant to such obligation;

  •
  if other than denominations of US$2,000 and any integral multiples of US$1,000, the denominations in which the Debt Securities are issuable;

  •
  if the amount of principal of or any premium or interest on any Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or any premium or interest on any Debt Securities of the series will be payable, and any related terms;

  •
  if the principal of or any premium or interest on any Debt Securities of the series is to be payable, at the election of AltaGas or the holders, in one or more currencies or currency units other than that or those in which the Debt Securities are stated to be payable, specific information relating to the currency, currencies or currency units, and the terms and conditions relating to any such election;

  •
  if other than the entire principal amount, the portion of the principal amount of any Debt Securities of the series that is payable upon acceleration of maturity;

  •
  if the principal amount payable at maturity of the Debt Securities of the series is not determinable prior to maturity, the amount that is deemed to be the principal amount prior to maturity for purposes of the Debt Securities and the Indenture;

  •
  if applicable, any provisions in modification of, in addition to or in lieu of the defeasance provisions set forth in the Indenture that shall be applicable to the Debt Securities of the series;

  •
  if applicable, that the Debt Securities of the series will be issued in whole or in part in the form of one or more global securities and, if so, the depository for the global securities, the form of any legend or legends which will be borne by such global securities and any additional terms related to the exchange, transfer and registration of securities issued in global form;

  •
  any addition to or change in the Events of Default applicable to the Debt Securities of the series and any change in the right of the Trustee or the holders of the Debt Securities to accelerate the maturity of the Debt Securities of the series;

  •
  any addition to or change in the covenants described in this Prospectus applicable to the Debt Securities of the series;

  •
  if the Debt Securities of the series are to be subordinated to other of AltaGas' obligations, the terms of the subordination and any related provisions;

  •
  whether the Debt Securities of the series will be convertible into securities or other property, including Common Shares or other securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at the option of AltaGas or otherwise, the terms and conditions relating to conversion of the debt securities, and any other provisions relating to the conversion of the Debt Securities;

  •
  the obligation, if any, of AltaGas to pay to holders of any Debt Securities of the series amounts as may be necessary so that net payments on the Debt Security, after deduction or withholding for or on account of any present or future taxes and other governmental charges imposed by any taxing authority upon or as a result of payments on the securities, will not be less than the gross amount provided in the Debt Security, and the terms and conditions, if any, on which AltaGas may redeem the Debt Securities rather than pay such additional amounts;

  •
  whether AltaGas will undertake to list the Debt Securities of the series on any securities exchange or automated interdealer quotation system; and

  •
  any other terms of the series of Debt Securities.

        Unless otherwise indicated in the applicable prospectus supplement, the Indenture does not afford the holders the right to tender Debt Securities to AltaGas for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest, in the event AltaGas should become involved in a highly leveraged transaction or in the event of a change in control of AltaGas.

        Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, AltaGas may, without the consent of the holders thereof, reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series; provided, however, that in the event any additional Debt Securities are not fungible with the outstanding Debt Securities for U.S. federal income tax purposes, such non-fungible additional Debt Securities will be issued with a separate CUSIP number so that they are distinguishable from the outstanding Debt Securities.

        A prospectus supplement may include other specific terms pertaining to Debt Securities that are not within the options and parameters set forth in this Prospectus. To the extent that any particular terms of the Debt Securities described in a prospectus supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such Debt Securities.

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable prospectus supplement, the Debt Securities will be unsecured obligations and will rank equally in right of payment with all of AltaGas' other unsecured and unsubordinated indebtedness. AltaGas is a holding company that conducts substantially all of its operations and holds substantially all of its assets through its subsidiaries. The debt securities issued under this Prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of AltaGas' subsidiaries.

Form, Denominations and Exchange

        Debt Securities will be issuable solely as registered securities without coupons in denominations of US$2,000 and integral multiples of US$1,000, or in such other denominations as may be set out in the terms of the Debt Securities of any particular series. The Indenture also provides that Debt Securities of a series may be issuable in global form.

        Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. However, in the event there are Debt Securities issued that are to be convertible into other securities of AltaGas, no amounts will be payable to convert those Debt Securities.

        The applicable prospectus supplement may indicate the places to register a transfer of Debt Securities, if other than the corporate trust office of the Trustee. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the Debt Securities, but AltaGas may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        AltaGas shall not be required to: (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Payment

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, and interest, if any, on Debt Securities will be made at the corporate trust office of the Trustee, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 Attention: Corporate Trust Administration, or AltaGas may choose to pay principal, interest and any premium by (i) check mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or (ii) wire transfer to an account located in the U.S. of the person entitled to receive payments as specified in the securities register.

        Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by AltaGas.

Global Securities

        The registered Debt Securities of a series may be issued in whole or in part in global form (a "Global Security") and will be registered in the name of and be deposited with a depository (the "Depository"), or its nominee, each of which will be identified in the prospectus supplement, if the depository is other than The Depository Trust Company ("DTC") and if the Depository's nominee is other than Cede & Co. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of the successor.

        Unless otherwise indicated in an applicable prospectus supplement with respect to a series of Debt Securities, DTC, New York, New York, will act as the depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's nominee. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        If other than as described below, the specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. AltaGas anticipates that the following provisions will apply to all depository arrangements.

        Upon the issuance of a Global Security, the Depository therefor will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the Global Security to the accounts of such persons having accounts with such Depository ("participants"). Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by AltaGas if such Debt Securities are offered and sold directly by AltaGas. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository therefor (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the U.S. may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the Depository for a Global Security or its nominee is the registered owner of the Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Beneficial owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued or if there shall have occurred and be continuing an Event of Default under the Indenture. The Depository will have no knowledge of the actual beneficial owners of the Debt Securities; the Depository's records will reflect only the identity of the direct participants to whose accounts the Debt Securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Any payments of principal, premium, if any, and interest on Global Securities registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of AltaGas, the Trustee or any paying agent for Debt Securities represented by the Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        AltaGas expects that the Depository for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depository. AltaGas also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Debt Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Indenture.

        Any redemption notices relating to the Debt Securities will be sent to the Depository. If less than all of the Debt Securities of a series are being redeemed, the Depository may determine by lot the amount of the interest of each direct participant in the series to be redeemed. Neither the Depository nor its nominee will consent or vote with respect to Debt Securities unless authorized by a direct participant in accordance with the Depository's procedures. Under its procedures, the Depository may send a proxy to AltaGas as soon as possible after the record date for a consent or vote. The proxy would assign the Depository's nominee's consenting or voting rights to those direct participants to whose accounts the Debt Securities are credited on the relevant record date.

        No Global Security may be exchanged in whole or in part, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depository for the Global Security or its nominee unless (1) the Depository (A) has notified AltaGas that it is unwilling or unable to continue as Depository for the Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act, (2) there shall have occurred and be continuing an Event of Default under the Indenture or (3) otherwise indicated in the applicable prospectus supplement.

Covenants

        The Indenture contains promises by AltaGas, called "covenants" for the benefit of the holders of the Debt Securities. Except to the extent that covenants are modified, deleted or added with respect to any series of Debt Securities, as provided in an applicable prospectus supplement with respect to such series of Debt Securities, AltaGas will covenant with respect to each series of Debt Securities to (1) duly and punctually pay amounts due on the Debt Securities; (2) maintain an office or agency where Debt Securities may be presented or surrendered for payment, where Debt Securities may be surrendered for registration of transfer or exchange and where notices and demands to AltaGas may be served; and (3) deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate stating whether or not AltaGas is in default under the Indenture.

        Subject to the provision described under the heading "— Mergers, Consolidations and Sales of Assets" below, AltaGas will also covenant that it will do all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided that AltaGas is not required to preserve any right or franchise if the Board of Directors of AltaGas determines that preservation of the right or franchise is no longer desirable in the conduct of the business of AltaGas and that its loss is not disadvantageous in any material respect to the holders of the Debt Securities.

Waiver of Covenants

        Except as otherwise provided in an applicable prospectus supplement with respect to any series of Debt Securities under the Indenture, AltaGas may omit in any particular instance to comply with any term, provision or condition in any covenant for such series, if before the time for such compliance the holders of a majority of the principal amount of the outstanding securities of the series waive compliance with the applicable term, provision or condition, except the covenant to duly and punctually pay amounts due on the Debt Securities.

Mergers, Consolidations and Sales of Assets

        AltaGas may consolidate or amalgamate with or merge into or enter into any statutory arrangement for such purpose with any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, so long as, among other requirements:

  (a)
  the successor to the consolidation, amalgamation, merger or arrangement is organized under the laws of Canada, or any Province or Territory, the U.S., or any State or the District of Columbia, and

    expressly assumes the obligation to pay the principal of and any premium and interest on all of the Debt Securities and perform or observe the covenants and obligations contained in the Indenture; and

  (b)
  immediately after giving effect to the transaction, no Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing.

        Upon any consolidation, amalgamation, merger or arrangement of AltaGas or conveyance, transfer or lease of properties and assets of AltaGas substantially as an entirety, the successor to AltaGas will succeed to every right and power of AltaGas under the Indenture, and AltaGas will be relieved of all obligations and covenants under the Indenture and the Debt Securities.

Redemption

        If and to the extent specified in an applicable prospectus supplement, the Debt Securities of a series will be subject to redemption at the time or times specified therein, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice. Notice of redemption of the Debt Securities of such series will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

        AltaGas will file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which AltaGas is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If AltaGas is not required to file such information, documents or reports with the SEC, then AltaGas will file with the Trustee such periodic reports as AltaGas files with the securities commission or corresponding securities regulatory authority in each of the Provinces of Canada within 15 days after it files them with such securities commissions or securities regulatory authorities.

Events of Default

        Unless otherwise specified in an applicable prospectus supplement relating to a particular series of Debt Securities, the following events are defined in the Indenture as "Events of Default" with respect to Debt Securities of any series:

  (a)
  the failure of AltaGas to pay when due the principal of or premium (if any) on any Debt Securities of that series or, if the Debt Securities of that series are convertible into other securities, any amounts due upon the conversion of the Debt Securities of that series;

  (b)
  the failure of AltaGas, continuing for 30 days, to pay any interest due on any Debt Securities of that series (subject to AltaGas' right, at its sole option, to defer interest payments as shall, if applicable, be expressed in a particular series of Debt Security and/or the supplemental indenture providing for the issue thereof); or

  (c)
  any other Event of Default provided with respect to Debt Securities of that series.

        If an Event of Default occurs and is continuing with respect to any series of Debt Securities, then and in every such case the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Debt Securities of such affected series may, subject to any subordination provisions thereof, declare the entire principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of such series and all interest thereon to be immediately due and payable.

        However, at any time after a declaration of acceleration with respect to any series of Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series, by written notice to AltaGas and the Trustee under certain circumstances (which include payment or deposit with the Trustee of outstanding principal, premium and interest, unless the prospectus supplement applicable to an issue of Debt Securities otherwise provides), may rescind and annul such acceleration.

        The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding Debt Securities of a series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series.

        No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series affected by such Event of Default, (b) the holders of at least 25% of the aggregate principal amount of the outstanding Debt Securities of such series affected by such Event of Default have made written request, and such holder or holders have offered indemnity reasonably satisfactory to it, to the Trustee to institute such proceeding as Trustee, and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by AltaGas and the Trustee with the consent of the holders of a majority of the principal amount of the outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of such affected series: (1) change the stated maturity of the principal of, or any instalment of interest, if any, on any Debt Security; (2) reduce the principal amount of, or the premium, if any, or the rate of interest, if any, on any Debt Security; (3) change the place of payment; (4) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any Debt Security; (5) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (6) adversely affect any right to convert or exchange any Debt Security; (7) reduce the percentage of principal amount of outstanding Debt Securities of such series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (8) modify the provisions of the Indenture relating to subordination in a manner that adversely affects the rights of the holders of Debt Securities; or (9) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.

        The holders of a majority of the principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by AltaGas with certain restrictive provisions of the Indenture, including the covenants and Events of Default. The holders of a majority in principal amount of outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of that series. The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of Debt Securities, in order, among other purposes, to cure any ambiguity or inconsistency or to make any change that does not have an adverse effect on the rights of any holder of Debt Securities.

Defeasance

        The Indenture provides that, at its option, AltaGas will be discharged from any and all obligations in respect of the outstanding Debt Securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding Debt Securities of such series ("Defeasance") (except with respect to the authentication, transfer, exchange or replacement of Debt Securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if among other things (1) AltaGas has delivered to the Trustee an opinion of counsel in the U.S. stating that (a) AltaGas has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (2) AltaGas has delivered to the Trustee an opinion of counsel in Canada or a ruling from the CRA to the effect that the holders of such outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding Debt Securities of such series include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) AltaGas is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) AltaGas has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and (6) other customary conditions precedent are satisfied. AltaGas may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if AltaGas meets the conditions described in the preceding sentence at the time AltaGas exercises the Defeasance option.

        The Indenture provides that, at its option, AltaGas may omit to comply with certain covenants, and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding Debt Securities upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding Debt Securities ("Covenant Defeasance"). If AltaGas exercises its Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (1) AltaGas has delivered to the Trustee an opinion of counsel in the U.S. to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (2) AltaGas has delivered to the Trustee an opinion of counsel in Canada or a ruling from the CRA to the effect that the holders of such outstanding Debt Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding Debt Securities include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) AltaGas is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) AltaGas has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and (6) other customary conditions precedent are satisfied.

Consent to Jurisdiction and Service

        Under the Indenture, AltaGas will agree to appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in the city of New York, and irrevocably submits to such jurisdiction.

Governing Law

        The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Preferred Shares

        The specific terms of any offerings of Preferred Shares including the designation of the particular series, the number of Preferred Shares offered, the offering price, any voting rights, the dividend rate, the dividend payment dates, and terms for redemption at the option of AltaGas or the holder, any exchange or conversion terms and any other specific terms will be described in one or more prospectus supplements.

        The directors of AltaGas may divide any unissued Preferred Shares into series and fix the number of shares in each series and the designation, rights, privileges, restrictions and conditions thereof. The Preferred Shares of each series will rank on a parity with Preferred Shares of every other series with respect to accumulated dividends and return of capital and are entitled to a preference over the Common Shares and over any other shares of AltaGas ranking junior to the Preferred Shares with respect to the priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of AltaGas, whether voluntary or involuntary.

        The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class may be repealed, altered, modified, amended or amplified or otherwise varied only with the sanction of the holders of the Preferred Shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution in writing executed by all holders of Preferred Shares entitled to vote on that resolution or passed by the affirmative vote of at least 662/3% of the votes cast at a meeting of holders of Preferred Shares duly called for such purpose.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement will describe material Canadian federal income tax consequences to a purchaser of acquiring, owning and disposing of any Securities offered thereunder, including whether the payments of dividends on preference shares or payments of principal, premium, if any, and interest on Debt Securities payable to a non-resident of Canada will be subject to Canadian non-resident withholding tax.

        The applicable prospectus supplement will also describe material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, any such material consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

        AltaGas may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

        The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by AltaGas in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the type of security being offered, the public offering price (or the manner of determination thereof if offered on a non-fixed price basis), the method of distribution of such Securities, the proceeds to AltaGas and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

        If underwriters are used in the offer and sale of Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any such securities are purchased.

        In connection with any offering of Securities and subject to applicable laws, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through whom Securities are sold by AltaGas for public offering and sale may make a market in the Securities at any time without notice. No assurance can be given that a trading market in the Securities will develop or as to the liquidity of any trading market of the Securities.

        Any offering of Securities would be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the Securities may be sold and purchasers may not be able to resell such securities purchased under this Prospectus and any prospectus supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors".

 RISK FACTORS

        Investment in the Securities is subject to various risks including those risks inherent to the industry in which AltaGas operates. Before deciding whether to invest in any Securities, purchasers should consider carefully the risks incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a prospectus supplement relating to a specific offering of Securities.

        In addition to the below, discussions of certain risk factors affecting AltaGas in connection with its business are provided in AltaGas' disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus. In particular, see "Risk Factors" in the AIF. Before investing, prospective purchasers of Securities should carefully consider the information contained or incorporated by reference in this Prospectus.

Forward-looking statements may prove inaccurate

        Purchasers are cautioned not to place undue reliance on forward-looking statements. By their nature, forward-looking information involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate.

        Additional information on the risks, assumptions and uncertainties are found in this Prospectus under the heading "Note Regarding Forward-Looking Statements".

No Existing Trading Market

        There is no market through which the Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any prospectus supplement. There can be no assurance that an active trading market will develop for the Securities after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.

        The public offering prices of the Securities may be determined by negotiation between AltaGas and the underwriters or dealers based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering. See "Plan of Distribution".

The Debt Securities and Preferred Shares may be subject to foreign currencies risk

        Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement. Preferred Shares entitled to cash dividends payable in non-Canadian currencies will be affected by changes in the value of the currency in which payment will be made, including on a relative basis compared to AltaGas' Canadian dollar denominated obligations, including dividend rights.

Changes in interest rates may cause the value of the Debt Securities or the Preferred Shares to decline

        Prevailing interest rates will affect the market price or value of the Debt Securities and the Preferred Shares. The market price or value of the Debt Securities or the Preferred Shares may decline as prevailing interest rates for comparable debt instruments rise and increase as prevailing interest rates for comparable debt instruments decline.

There are risks relating to unsecured Debt Securities

        The Debt Securities will be unsecured debt of AltaGas and will rank equally in right of payment (except as to sinking funds and as to claims preferred by operation of law) with all other existing and future unsecured debt of AltaGas. The Debt Securities will be effectively subordinated to all existing and future secured debt of AltaGas to the extent of the assets securing such debt. If AltaGas is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

Credit ratings may not reflect all risks of an investment in the Debt Securities and the Preferred Shares and may change

        Credit ratings may not reflect all risks associated with an investment in the Debt Securities or the Preferred Shares. Any credit ratings applied to the Debt Securities or the Preferred Shares are an assessment of AltaGas' ability to pay its obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the Debt Securities and the Preferred Shares. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Debt Securities or the Preferred Shares. There is no assurance that any credit rating assigned to the Debt Securities or the Preferred Shares will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

In the event of a bankruptcy or insolvency proceeding, the assets of Washington Gas would not be available to satisfy AltaGas' obligations under the Indenture

        In connection with the closing of the Acquisition, AltaGas, Washington Gas Light Company ("Washington Gas") and a wholly-owned special purpose entity subsidiary of WGL incorporated as a bankruptcy remote entity (the "SPE" and, together with Washington Gas, the "Ring Fenced Entities") made certain ring fencing commitments to the Public Service Commission of the District of Columbia, The Maryland Public Service Commission and The Commonwealth of Virginia State Corporation Commission. In order to satisfy these ring fencing commitments, the SPE was formed as a bankruptcy remote special purpose entity established for the purposes of owning the common stock of Washington Gas and of ring fencing Washington Gas, with the intention of removing Washington Gas from the bankruptcy estate of AltaGas and its affiliates other than Washington Gas and the SPE (collectively, the "Non-Ring Fenced Entities") in the event that any Non-Ring Fenced Entity becomes the subject of bankruptcy or insolvency proceedings. The SPE is a wholly-owned subsidiary of WGL Holdings, Inc. Because of these ring fencing measures, the assets of the Ring Fenced Entities will not be available to satisfy the debt or contractual obligations of any Non-Ring Fenced Entity, including the Debt Securities or other contractual obligations of AltaGas under the Indenture, and the Ring Fenced Entities do not bear any liability for the indebtedness, including the Debt Securities, or other contractual obligations of the Non-Ring Fenced Entities, and vice versa. As of September 30, 2020, the assets of the Ring Fenced Entities were US$5.6 billion.

INTERESTS OF EXPERTS

        The auditors of AltaGas are Ernst & Young LLP, Chartered Professional Accountants, 2200, 215 2nd Street S.W., Calgary, Alberta T2P 1M4. Ernst & Young LLP is independent of AltaGas in the context of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta.

ENFORCEMENT OF CIVIL LIABILITIES

        AltaGas is a Canadian corporation, and certain of its assets and operations are located, and a portion of its revenues are derived, outside the U.S. AltaGas will appoint a U.S. agent as its agent to receive service of process with respect to any action brought against it in any federal or state court in the U.S. arising from any offering conducted under this Prospectus. However, it may not be possible for purchasers to enforce outside the U.S. judgments against AltaGas obtained in the U.S. in any such actions, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws. In addition, certain of the directors and officers of AltaGas are residents of Canada or other jurisdictions outside of the U.S., and all or a substantial portion of the assets of those directors and officers are or may be located outside the U.S. As a result, it may not be possible for purchasers to effect service of process within the U.S. upon those persons, or to enforce against them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of U.S. federal and state securities laws.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

        Ms. Linda G. Sullivan, Ms. Nancy G. Tower, Mr. Randall Crawford, Mr. Terry McCallister and Mr. Jon-Al Duplantier, each a director of AltaGas, reside outside of Canada. Each of Ms. Sullivan, Ms. Tower, Mr. Crawford, Mr. McCallister and Mr. Duplantier has appointed Cartan Limited, Box 48, Suite 5300, Toronto Dominion Bank Tower, Toronto, Ontario M5K 1E6 as agent for service of process in Canada.

        Purchasers are advised that it may not be possible for purchasers to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

GLOSSARY

        In this Prospectus, the following terms have the meanings set forth below:

        "2019 MD&A" has the meaning ascribed thereto under the heading "Documents Incorporated by Reference";

        "2020 Q3 MD&A" has the meaning ascribed thereto under the heading "Documents Incorporated by Reference";

        "AIF" has the meaning ascribed thereto under the heading "Documents Incorporated by Reference";

        "AltaGas" or the "Corporation" means AltaGas Ltd. and its subsidiaries, partnership interests and joint venture investments;

        "Common Shares" means the common shares in the capital of AltaGas;

        "Covenant Defeasance" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities — Defeasance";

        "CRA" means Canada Revenue Agency;

        "Debt Securities" means notes or other types of unsecured debt securities which may be issuable in series by AltaGas pursuant to this Prospectus (including any prospectus supplement containing the specific terms of any such Debt Securities and other information relating to the offered Debt Securities);

        "Defeasance" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities — Defeasance";

        "Depository" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities — Global Securities";

        "DTC" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities — Global Securities";

        "EDGAR" means the Electronic Data Gathering and Retrieval System;

        "Event of Default" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities — Events of Default";

        "Exchange Act" has the meaning ascribed thereto under the heading "Where to Find More Information";

        "forward-looking statements" has the meaning ascribed thereto under the heading "Note Regarding Forward-Looking Statements";

        "Global Security" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities";

        "Indenture" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities";

        "Information Circular" has the meaning ascribed thereto under the heading "Documents Incorporated by Reference";

        "MW" means megawatt; one MW is 1,000,000 watts; the watt is the basic electrical unit of power;

        "NGL" means those hydrocarbon components that can be recovered from natural gas as liquids, including, but not limited to, ethane, propane, butanes, pentanes plus, condensate and small quantities of non-hydrocarbons;

        "NI 41-101" means National Instrument 41-101 — General Prospectus Requirements;

        "Non-Ring Fenced Entities" has the meaning ascribed thereto under the heading "Risk Factors";

        "participants" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities — Global Securities";

        "Petrogas" means Petrogas Energy Corp., a privately-held North American integrated midstream company;

        "Preferred Shares" means the preferred shares of any series in the capital of AltaGas;

        "Preferred Shares, Series A" means the cumulative redeemable 5-year fixed rate reset Preferred Shares, Series A, of AltaGas;

        "Preferred Shares, Series B" means the cumulative redeemable floating rate Preferred Shares, Series B, of AltaGas;

        "Preferred Shares, Series C" means the cumulative redeemable 5-year fixed rate reset Preferred Shares, Series C, of AltaGas (U.S. dollar);

        "Preferred Shares, Series E" means the cumulative redeemable 5-year fixed rate reset Preferred Shares, Series E, of AltaGas;

        "Preferred Shares, Series G" means the cumulative redeemable 5-year fixed rate reset Preferred Shares, Series G, of AltaGas;

        "Preferred Shares, Series H" means the cumulative redeemable floating rate Preferred Shares, Series H, of AltaGas;

        "Preferred Shares, Series I" means the cumulative redeemable 5-year fixed rate reset Preferred Shares, Series I, of AltaGas that were redeemed on December 31, 2020;

        "Preferred Shares, Series K" means the cumulative redeemable 5-year minimum fixed rate reset Preferred Shares, Series K, of AltaGas;

        "Prospectus" means this short form base shelf prospectus dated February 22, 2021 qualifying up to US$2,000,000,000 of Securities;

        "prospectus supplement" means a prospectus supplement to the Prospectus;

        "Ring Fenced Entities" has the meaning ascribed thereto under the heading "Risk Factors";

        "SEC" means the U.S. Securities and Exchange Commission;

        "Securities" means, collectively, the Debt Securities and Preferred Shares which may be issuable by AltaGas pursuant to this Prospectus (including any prospectus supplement containing the specific terms of any such Securities and other information relating to the offered Securities);

        "SEDAR" means the System for Electronic Document Analysis and Retrieval;

        "Series 22 Notes" has the meaning ascribed thereto under the heading "Consolidated Capitalization

        "Series 23 Notes" has the meaning ascribed thereto under the heading "Consolidated Capitalization";

        "SPE" has the meaning ascribed thereto under the heading "Risk Factors";

        "Trustee" has the meaning ascribed thereto under the heading "Description of Securities — Debt Securities";

        "TSX" means the Toronto Stock Exchange;

        "U.S." means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

        "U.S. GAAP" means U.S. generally accepted accounting principles;

        "U.S. Securities Act" has the meaning ascribed thereto under the heading "Where to Find More Information"; and

        "Washington Gas" has the meaning ascribed thereto under the heading "Risk Factors".

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

        Section 124 of the Canada Business Corporations Act ("CBCA") and Section 6.2 of By-Law No. 1 of AltaGas Ltd. ("AltaGas") provide for the indemnification of directors and officers of AltaGas. Under these provisions, AltaGas shall indemnify a director or officer of AltaGas, a former director or officer, and an individual who acts or acted at AltaGas' request as a director or officer or in a similar capacity of another entity (collectively, an "Indemnified Person") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect to an action by or on behalf of AltaGas to procure a judgment in its favor) in which the individual is involved because of that association with AltaGas or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of AltaGas or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of AltaGas or such other entity to procure a judgment in its favor, AltaGas, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from AltaGas in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of his or her association with AltaGas or such other entity if he or she fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

        Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or controlling persons of AltaGas pursuant to the provisions described above, or otherwise, AltaGas has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        AltaGas maintains directors' and officers' liability insurance with policy limits, subject to the insurance policy terms and conditions, of CAD$160,000,000 in the aggregate, subject to a deductible in respect of corporate reimbursement of CAD$250,000 for each indemnifiable loss and CAD$1,000,000 for securities claim. Generally, under this insurance AltaGas is reimbursed for payments in excess of the deductible made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are covered for losses arising during the performance of their duties for which they are not indemnified by AltaGas. Noteworthy exclusions from coverage are: claims arising from deliberately fraudulent or criminal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the United States of America Employee Retirement Income Security Act of 1974 or any similar law, pollution clean-up costs (except for resultant shareholder actions), bodily injury, property damage or engineering professional services and claims brought by AltaGas against a director or officer except for shareholder derivative actions not assisted in by a director or officer of AltaGas.

        The foregoing is a description of the provisions of Section 124 of the CBCA and AltaGas's By-Law No. 1 regarding indemnification of directors and officers of AltaGas and AltaGas's directors' and officers' liability insurance in effect since October 1, 2020.

        Additionally, directors and officers of AltaGas are party to indemnity agreements with AltaGas pursuant to which AltaGas has agreed to indemnify such directors and officers from liability arising in connection with the performance of their duties. Such indemnity agreements conform with the provisions of the CBCA.

II-1

EXHIBIT INDEX

Exhibit Number	Description
4.1	Annual information form of AltaGas dated February 27, 2020 for the year ended December 31, 2019 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 28, 2020 and incorporated by reference herein).
4.2

Audited consolidated financial statements of AltaGas and notes thereto as at and for the years ended December 31, 2019 and 2018 together with the auditors' report thereon (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 28, 2020 and incorporated by reference herein).

4.3

Management's discussion and analysis of results of operations and financial condition of AltaGas for the year ended December 31, 2019 (included as part of the Form 40-F filed with the Securities and Exchange Commission on February 28, 2020 and incorporated by reference herein).

4.4

Consolidated unaudited financial statements of AltaGas and notes thereto as at and for the three and nine months ended September 30, 2020 and 2019 (filed as Exhibit 1.1 to the Form 6-K filed with the Securities and Exchange Commission on October 29, 2020 and incorporated by reference herein).

4.5

Management's discussion and analysis of results of operations and financial condition of AltaGas for the three and nine months ended September 30, 2020 (filed as Exhibit 1.1 to the Form 6-K filed with the Securities and Exchange Commission on October 29, 2020 and incorporated by reference herein).

4.6

The management information circular dated March 12, 2020 relating to the annual meeting of holders of common shares of AltaGas held on May 1, 2020 (filed as Exhibit 99.2 to the Form 6-K filed with the Securities and Exchange Commission on March 25, 2020 and incorporated by reference herein).

4.7

The management information circular dated March 21, 2019 relating to the annual and special meeting of holders of common shares of AltaGas held on May 2, 2019 (filed as Exhibit 99.2 to the Form 6-K filed with the Securities and Exchange Commission on April 1, 2019 and incorporated by reference herein).

4.8

Material change report of AltaGas dated October 26, 2020 in respect of the agreement among AltaGas Idemitsu Joint Venture Limited Partnership, SAM Holdings Ltd. and Petrogas Energy Corp. (filed as Exhibit 99.1 to the Form 6-K filed with the Securities and Exchange Commission on October 28, 2020 and incorporated by reference herein).

*5.1	Consent of Ernst & Young LLP.
**6.1	Power of attorney (included in the signature page to the original filing of this Registration Statement).
7.1

Form of Indenture between AltaGas and The Bank of New York Mellon Trust Company, N.A. as Trustee (filed as Exhibit 7.1 to the Form F-10/A filed with the Securities and Exchange Commission on January 21, 2020 and incorporated by reference herein).

**7.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1 for the form of indenture.

*
Filed herewith.

**
Previously filed.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

  (a)
  Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 22nd day of February, 2021.

ALTAGAS LTD.
By:	/s/ D. JAMES HARBILAS
	Name:	D. James Harbilas
	Title:	Executive Vice-President and Chief Financial Officer

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 POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Randall L. Crawford, D. James Harbilas, Brad Grant and Shaheen Amirali as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statements pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randall L. Crawford	President and Chief Executive Officer, Director (Principal Executive Officer)	February 22, 2021
* D. James Harbilas	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	February 22, 2021
* Eric von Engelbrechten	Vice-President and Controller (Principal Accounting Officer)	February 22, 2021
* Pentti Karkkainen	Director, Chairman of the Board	February 22, 2021
* Victoria A. Calvert	Director	February 22, 2021
* David W. Cornhill	Director	February 22, 2021
* Allan L. Edgeworth	Director	February 22, 2021

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Signature	Title	Date

* Robert B. Hodgins	Director	February 22, 2021
* Cynthia Johnston	Director	February 22, 2021
* Phillip R. Knoll	Director	February 22, 2021
* Terry D. McCallister	Director	February 22, 2021
* Linda G. Sullivan	Director	February 22, 2021
* Nancy G. Tower	Director	February 22, 2021
* Jon-Al Duplantier	Director	February 22, 2021

* By:	/s/ D. JAMES HARBILAS
	Name:	D. James Harbilas
	Title:	Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this amendment to the Registration Statement, solely in the capacity of the duly authorized representative of AltaGas Ltd. in the United States, on February 22, 2021 in Calgary, Alberta, Canada.

ALTAGAS SERVICES (U.S.) INC.
By:	/s/ D. JAMES HARBILAS
	Name:	D. James Harbilas
	Title:	Executive Vice-President and Chief Financial Officer

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